UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K



                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported): October 29, 1998



                         Howmet International Inc.
                         -------------------------
           (Exact name of registrant as specified in its charter)



                                  Delaware
               (State or other jurisdiction of incorporation)



         1-13645                                       52-1946684
----------------------                    ---------------------------------
Commission File Number                    (IRS Employer Identification No.)


            475 Steamboat Road, Greenwich, CT        06836-1960
         ------------------------------------------------------
         (Address of principal executive offices)    (Zip Code)


                               (203) 661-4600
                       -----------------------------
                       Registrant's Telephone Number



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


Item 5.  Other Events
---------------------

On August 25, 1998, the Company announced that it is expanding its manufacturing capacity, by building a new aero-airfoil plant and by expansions at three plants that manufacture industrial gas turbine (IGT) components. At that time the Company indicated that the new plant would be equipped initially to produce $60 million in revenue, requiring an investment of $40 million over the next 18 months, would employ approximately 350 people and the plant design would allow for future expansion to $100 million in revenue.

On October 29, 1998 the Company announced that it would build the new plant, a 120,000 sq. ft. facility, in Whitehall, Michigan. A copy of the Company's press release dated October 29, 1998 is filed herewith as Exhibit 1 and is incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
----------------------------------------------------------------------------

         (c)  Exhibits

              1.  Press Release dated October 29, 1998.

This filing, including the exhibit hereto, includes forward-looking statements. Pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers that such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected in those statements. These risks and uncertainties include, but are not limited to, worldwide economic and political conditions, the effects of aerospace industry economic conditions and cyclicality, a concentrated customer base, competition, pricing pressures, availability and cost of raw materials, and others detailed in Exhibit 99.1 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year 1997.


                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              HOWMET INTERNATIONAL INC.
                                                     (Registrant)


Date:  October 30, 1998                       By:  /S/ Roland Paul
                                                   ------------------
                                                   Roland Paul
                                                   Vice President



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
Exhibit 1

Press Release dated October 29, 1998


Howmet Picks Whitehall, MI, for New $40 Million Plant

Greenwich, CT -- Howmet Corporation (NYSE: HWM) (www.howmet.com), the world's largest investment casting Company with $1.26 billion in sales in 1997, announced today that it will build a new 120,000-sq.-ft. facility in Whitehall, Michigan. The new plant will be dedicated to casting directionally solidified and single crystal components to meet demand for the unprecedented number of aircraft currently operating in the world fleet. The new casting plant is expected to generate $60 million in additional sales initially, rising eventually to $100 million.

"We project our spare parts business will keep growing even as new-engine builds experience a decline for a few years," says David L. Squier, the Company's president and CEO. Traditionally, spare parts production constitutes about half of the Company's aerospace sector business. In addition, the Company's sales to land-based power generation systems producers, which provide more than one-third of Howmet's annual revenue, are also rising and further buffer the Company against aerospace industry cyclical downturns.

According to Squier, a number of factors led Howmet to choose the Whitehall, Michigan, location, which is home to the largest concentration of operations for the Company. These factors include the area's depth of technical resources and skilled labor force, and Michigan's dedication to improving the business climate in the state. Groundbreaking is scheduled for November, 1998.

Headquartered in Greenwich, CT, Howmet is the world's largest manufacturer of precision investment castings of superalloy, titanium and aluminum alloys, for jet aircraft and industrial gas turbine engines. Howmet and its affiliates operate 29 production facilities in the United States, Canada, France, the United Kingdom and Japan.

This press release includes forward-looking statements. Pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers that such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected in those statements. These risks and uncertainties include, but are not limited to, worldwide economic and political conditions, the effects of aerospace industry economic conditions and cyclicality, a concentrated customer base, competition, pricing pressures, availability and cost of raw materials, and others detailed in Exhibit 99.1 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year 1997.


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